Exhibit 10.1

AMENDMENT NO. 3

TO

FIFTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

QUALITYTECH, LP

THIS AMENDMENT NO. 3 TO FIFTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this “Amendment”), dated as of October 15, 2018, is entered into by QTS Realty Trust, Inc., a Maryland corporation, as the general partner (the “General Partner”) of QualityTech, LP, a Delaware limited partnership (the “Partnership”), pursuant to the authority granted to the General Partner in the Fifth Amended and Restated Agreement of Limited Partnership of QualityTech, LP, dated as of October 15, 2013, as amended (the “Partnership Agreement”). Capitalized terms used and not defined herein shall have the meanings set forth in the Partnership Agreement.

WHEREAS, the General Partner wishes to amend the Partnership Agreement as set forth herein to revise and update certain provisions regarding tax matters and related procedures.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:

Section 1.                                          Amendments

(a)                                 Article I of the Partnership Agreement hereby is amended by inserting the following new defined terms in the applicable alphabetical order:

“2015 Budget Act Partnership Audit Rules” means the provisions of Subchapter C of Subtitle F, Chapter 63 of the Code, as amended by P.L. 114-74, the Bipartisan Budget Act of 2015 (together with any subsequent amendments thereto, Regulations promulgated thereunder, published administrative interpretations thereof, any guidance issued thereunder and any successor provisions) or any similar procedures established by a state, local, or non-U.S. taxing authority.

“Current Partnership Audit Rules” means Subchapter C of Subtitle F, Chapter 63 of the Code as in effect on November 1, 2015, and as subsequently amended prior to the effective date of the 2015 Budget Act Partnership Audit Rules.

(b)                                 Article X of the Partnership Agreement hereby is amended by deleting existing Section 10.3 and replacing it with the following new Section 10.3:

Section 10.3                            Tax Matters Partner.

A.                                    General.  The General Partner shall be the “tax matters partner” of the Partnership for federal income tax purposes pursuant to Section 6231(a)(7) of the Code under the Current Partnership Audit Rules and the “partnership representative” pursuant to Section 6223(a) of the Code  under the 2015 Budget Act Partnership Audit Rules.  The partnership representative shall have the authority to designate from time to time a “designated individual” to act on behalf of the partnership representative, and such designated individual shall be subject to replacement by the partnership representative in accordance with Section 301.6223-1 of the Treasury Regulations.  The designated individual will act only as directed by the partnership representative.  So long as Section 6230(e) of the Current Partnership Audit Rules is in effect, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the General Partner shall furnish the IRS with the name, address, taxpayer identification number and profit interest of each of the Limited Partners and any Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners and the Assignees.

B.                                    Powers.  The General Partner is authorized, but not required (and the Partners hereby consent to the tax matters partner, the partnership representative and the designated individual, as relevant, taking the following actions):

(1)                                 to elect out of the 2015 Budget Act Partnership Audit Rules, if available;

(2)                                 to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the General Partner may expressly state that such agreement shall bind the Partnership and all Partners, except that, so long as the Current Partnership Audit Rules are in effect, such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations under the Current Partnership Audit Rules) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a “notice partner” (as defined in Section 6231(a)(8) of the Current Partnership Audit Rules) or a member of a “notice group” (as defined in Section 6223(b)(2) of the Current Partnership Audit Rules);

(3)                                 in the event that a notice of a final administrative adjustment assessed by the IRS or any other tax authority, at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the General Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the United States Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(4)                                 to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(5)                                 to file a request for an administrative adjustment with the IRS or other tax authority at any time and, if any part of such request is not allowed by the IRS or other tax authority, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(6)                                 to enter into an agreement with the IRS or other tax authority to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

(7)                                 to take any other action on behalf of the Partners or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations, including, without limitation, the following actions to the extent that the 2015 Budget Act Partnership Audit Rules apply to the Partnership and its current or former Partners:

(a)         electing to have the alternative method for the underpayment of taxes set forth in Section 6226 of the Code, as included in the 2015 Budget Act Partnership Audit Rules, apply to the Partnership and its current or former Partners; and

(b)         for Partnership level assessments under Section 6225 of the Code, as included in the 2015 Budget Act Partnership Audit Rules, determining apportionment of responsibility for payment among the current or former Partners, setting aside reserves from available funds of the Partnership, withholding of distributions to the Partners, and requiring current or former Partners to make cash payments to the Partnership for their share of the Partnership level assessments; and

(8)                                 to take any other action required or permitted by the Code and Regulations in connection with its role as the tax matters partner, the partnership representative and designative individual, as relevant.

The taking of any action and the incurring of any expense by the General Partner in connection with any such audit or proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the General Partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 of this Agreement shall be fully applicable to the tax matters partner, the partnership representative and the designated individual, as relevant, in its capacity as such.  In addition, the General Partner shall be entitled to indemnification set forth in Section 7.7 for any liability for tax imposed on the Partnership under the 2015 Budget Act Partnership Audit Rules that is collected from the General Partner.

The current and former Partners agree to reasonably cooperate with the General Partner and to do or refrain from doing any or all things reasonably requested by the General Partner in connection with such audit or proceeding.  To the extent that the 2015 Budget Act Partnership Audit Rules apply to the Partnership and its current or former Partners, the current and former Partners agree to provide any information and documentation reasonably requested by the partnership representative and designated individual in connection with the 2015 Budget Act Partnership Audit Rules (and if applicable, with certifications as to the filing of the initial and amended tax returns), including, but not limited to, the following:

(1)                                 information and documentation to determine and prove eligibility of the Partnership to elect out of the 2015 Budget Act Partnership Audit Rules;

(2)                                 information and documentation to reduce the Partnership level assessment consistent with Section 6225(c) of the Code, as included in the 2015 Budget Act Partnership Audit Rules; and

(3)                                 information and documentation to prove payment of the attributable liability under Section 6226 of the Code, as included in the 2015 Budget Act Partnership Audit Rules.

In addition to the foregoing, and notwithstanding any other provision of this Agreement, including, without limitation, Section 14.1 of this Agreement, the General Partner is authorized (without any requirement of the consent or approval of any other Partners) to make all such amendments to this Section 10.3 as it shall determine, in its sole judgment, to be necessary, desirable or appropriate to implement the 2015 Budget Act Partnership Audit Rules and any regulations, procedures, rulings, notices, or other administrative interpretations thereof promulgated by the U.S. Treasury Department.

C.                                    Reimbursement.  The tax matters partner, the partnership representative and the designated individual shall receive no compensation for their services.  All third-party costs and expenses incurred by the tax matters partner, the partnership representative and the designated individual in performing their respective duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership.  Nothing herein shall be construed to restrict the Partnership from engaging an accounting and/or law firm to assist the tax matters partner, the partnership representative and the designated individual in discharging their respective duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

D.                                    Survival.  The obligations of each Partner under this Section 10.3 shall survive the termination, dissolution, liquidation and winding up of the Partnership and such Partner’s withdrawal from the Partnership or the transfer of such Partner’s interest in the Partnership, and each Partner agrees to execute such documentation requested by the Partnership at the time of such Partner’s withdrawal from the Partnership or the transfer of such Partner’s interest in the Partnership to acknowledge and confirm such Partner’s continuing obligations under this Section 10.3.

Section 2.                                          No Other Changes

Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and confirms.

Section 3.                                          Governing Law

This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.

Section 4.                                          Severability

If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

[Remainder of page intentionally left blank, signature page follows.]

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Fifth Amended and Restated Partnership Agreement, as amended, of QualityTech, LP as of the date first set forth above.

GENERAL PARTNER

QTS REALTY TRUST, INC.

By:	/s/ Shirley E. Goza
Name: Shirley E. Goza
Title: General Counsel, VP, Secretary

[Signature Page to Amendment No. 3 to the Fifth Amended and Restated

Agreement of Limited Partnership of QualityTech LP]